EX-99.B9-ufappca

Waddell & Reed, Inc.
P.O. Box 29217        United Group of Funds     Division Office Stamp
Shawnee Mission, Kansas 66201-9217      APPLICATION

I (We) make application for an account to be established as follows:

___________________________________________________________________________

REGISTRATION TYPE (one only)         Trans Code: _________
                                           Date Transmitted: ____________
___________________________________________________________________________

NON RETIREMENT PLAN
[ ] Single Name  [ ] Joint Tenants W/ROS [ ] Declaration of Trust Revocable
                                   (Attach CUF0022)
[ ] Uniform Gifts (Transfers) To Minors [ ] Other: ______________________
                                         (Use this section for
                                         Retirement Plans with
                                         Custodians other than
                                         Fiduciary Trust Co.)
___________________________________________________________________________

RETIREMENT PLAN (Fiduciary Trust Co. -- Cust., except for 457 Plans) See Retirement Plan and Custody Agreement for annual custodian fees

[ ] Individual IRA
[ ] Spousal IRA                 [ ] Keogh Participant (Profit Sharing Plan)
[ ] Rollover (Qual. plan lump   [ ] Keogh Participant (Money Purchase Plan)
                  sum distr.)          (For a new Plan, tear out page 2 of
[ ] Simplified Pension Plan              Adoption Agreement in MRP1182)
   (For a new Plan, tear out
   Page 1 of Adoption Agreement
   in MRP1166)
[ ] TSA or [ ] 457
    (If billing is required,          ____________________________________
    attach form #CUF1417)              Employer's Name (Do Not Abbreviate)
                      _____________________________________________________
                        Street               City           State       Zip
[ ] If Tri-Vest, enter Partnership name _____________________________ Amt
$______
                                       (Attach subscription Agreement and
                                        Confidential Questionnaire CRP1186)
   United Fund to receive partnership distributions: ______________________
                                                        Fund Name

   Note:  If Partnership not available W&R is authorized to place investments in United Cash Management (a Fund of The United
          Group of Funds) until next partnership is available.
___________________________________________________________________________

REGISTRATION [ ]NEW ACCOUNT or [ ]NEW FUND FOR EXISTING ACCOUNT:
                                  [][][][][][][]-[]
                            (Must have same ownership)     Date of Birth
___________________________________________________________________________
Individual Name (exactly as desired) If spousal IRA, name of working spouse
______________________
______________________
Month     Day     Year
___________________________________________________________________________
Joint Name (if any, exactly as desired) If spousal IRA, name of non-working spouse
______________________    ______________
Month     Day     Year    Relationship (For grouping purposes)
___________________________________________________________________________
Mailing Address
________________  ____________  ____________  _____/_____-___________
City                  State           Zip            Telephone

Social Security #:[][][]-[][]-[][][][] or Taxpayer Identification #:
                                                      [][]-[][][][][][][]
___________________________________________________________________________

INVESTMENTS: Make check payable to Waddell & Reed
Code                                      Code
621 - Income                              626 - Gold & Government
622 - Science and Technology              627 - Continental Income
623 - Accumulative                        628 - High Income
624 - Bond                                629 - Vanguard
625 - International Growth                630 - New Concepts

Code                                      Code
634 - High Income II                      760 - Municipal Bond (not
680 - Retirement Shares                           available for Ret. Plans)
684 - Asset Strategy                      762 - Municipal High Income (not
750 - Cash Management                             available for Reg. Plan)

___________________________________________________________________________
                                         OPEN ACCOUNT
                                                         If Retirement Plan
FUND                Amount        Trade       Yr.           Deductible or
(enter code)        Enclosed      Number      of Contr.     Non-Deductible
[][][]              $__________   _________   19_____       __________
[][][]              $__________   _________   19_____       __________
[][][]              $__________   _________   19_____       __________
[][][]              $__________   _________   19_____       __________
[][][]              $__________   _________   19_____       __________
Total               $__________


                            Monthly          DIV/C.G. Distr**   Certificate
TOP From                     AIS*            (Assumes RR)       Desired
Another Carrier            (if any)         RR    CC    CR      (Specify)
     []                 $______________     []    []    []      _________
     []                 $______________     []    []    []      _________
     []                 $______________     []    []    []      _________
     []                 $______________     []    []    []      _________
     []                 $______________     []    []    []      _________
                        $______________

___________________________________________________________________________
*Attach AIS Authorization Form #CUF0714 **RR=Reinvest Div/Cap Gain CC=Cash Div/Reinvest Cap Gain

INVESTMENT PROGRAM
Fund               Completion       Amount         If IRA, Yr.
(enter code)       Amount           Enclosed       of Contribution
[] [] []           $_______         $_______          19____
(621,625,629)

Deductible or          Monthly AIS*
Non-Deductible         (If any)
__________             $_________
___________________________________________________________________________
OPEN ACCOUNTS ONLY
This purchase entitled to a reduced sales load charge for the following reason:
[ ]  Statement of Intention to Invest $____________ [ ] (600 products)
     [ ] New SOI (Attach CUF0671 [ ] Existing SOI [ ] (700 products)
[ ]  Rights of Accumulation With Accounts ___, ___, ___ or Group [][][][][][][]
[ ]  Identify Other Accounts Being Established at This Time:
________________________


___________________________________________________________________________
CHECK SERVICE  Send information to establish redemption checking account for:
            [ ] United Government Securities   [ ] United Cash Management
___________________________________________________________________________
EXPEDITED REDEMPTION: For United Cash Management Only.
Complete items below:
_________________________________________________________
Name and Address of Bank/Broker/Savings & Loan
_________________________________________________________
Street
_________________________________________________________
City                            State         Zip
_________________________________________________________
Account Number

If Account is with a Broker or Savings and Loan, provide
_________________________________________________________
Name of Its Commercial Bank
_________________________________________________________
Street
_________________________________________________________
City                           State          Zip
_________________________________________________________
Its Account # with Its Commercial Bank


On United Cash Management Accounts where expedited redemption is requested, Waddell & Reed, Inc. is authorized to honor telephonic, telegraphic or written requests from anyone for redemption of all or any fund shares so long as the proceeds are transmitted to the identified account. All wires must be transmitted exactly as registered on the United Cash Management Fund Account.
___________________________________________________________________________
BENEFICIARY: For Retirement Plan Accounts Only.
Full Name of Beneficiary  Tax Identification No.  Relationship  Percent
________________________  ______________________  ____________  _______%
________________________  ______________________  ____________  _______%
________________________  ______________________  ____________  _______%
________________________  ______________________  ____________  _______%
CONFIDENTIAL DATA (Must be completed on New Accounts/New Products)
1. Gross Family Income: $____ 2. Taxable Income $_____ 3. Number of Dependents ____ 4. Occupation:_________________________ 5. Employer Name:
________________________ 6. Employer Address: ____________________________
7. Savings and Liquid Assets: $_____ 8. Other Assets (excluding home, furnishings, cars): $_____ 9. Net Worth (Assets minus liabilities): $___ 10. Are you associated with an NASD Member? Yes ___ No ___
11. Investment Objectives (mark all that apply):
    [ ] Retirement Savings [ ] Children's College [ ] Income
    [ ] Other needs/goals (specify in Special Remarks)
12. Special Remarks/Considerations:
_______________________________________________
___________________________________________________________________________
13. Residence Address:
___________________________________________________________________________
    (if different from   Street             City            State      Zip
    Mailing Address on
    Reverse Side)
___________________________________________________________________________
ACKNOWLEDGMENT
* I (we) have received a copy of the current prospectus of the Funds selected.
* If purchasing an IRA, I (we) certify that I (we) have read the Retirement Plan and Custody Agreement and agree to the terms and conditions set forth therein, and do hereby establish the Individual Retirement Plan.
* Under penalties of perjury, I certify that the social security number or other taxpayer identification number shown on reverse side is correct and (strike the following if not true) that I am not subject to tax withholding because I have not been notified by the IRS that I am subject to withholding as a result of a failure to report all interest and dividends or I was subject to withholding and the IRS has notified me that I am no longer subject to withholding.
*     Since a major portion of the sales charge for Variable Investment
      Programs is deducted from payments made in the first year, I understand that a loss will undoubtedly result if I withdraw or discontinue payments during the early years of the program.
Signature(s) of Purchaser (all joint purchasers must sign). Sign exactly as name(s) appear in registration.

______________________ _________________________ _________________________
(Signature)               (Printed Name)             (Title, if any)
______________________ _________________________ _________________________
(Signature)               (Printed Name)             (Title, if any)
______________________ _________________________ _________________________
(Signature)               (Printed Name)             (Title, if any)
_________________________ ____________________________
Date                      Representative Signature

[OSJ:  (H.O.USE)  ]  [] [] [] [] []
                     Representative Number

Fiduciary Trust Company of New Hampshire accepts appointment as Custodian in accordance with the Custody Agreement:

By: ____________________________________________
    Fiduciary Trust Company Authorized Signature

Check Any Items Enclosed With Application
[]  Declaration Trust Revocable (CUF0022)
[]  Partnership Subscription Agreement
[]  Partnership Confidential Questionnaire (CRP1186)
[]  Statement of Intention (CUF0671)
[]  AIS Authorization (CUF0714)
[]  Funds Plus (CUF1444)
[]  Additional Applications ____________________________________
[]  Check enclosed $___________________________
[]  Other _____________________________________

CAP0001(11/94)